Exhibit 10.2
TERM PROMISSORY NOTE

Amount: $1,500,000	Date of Execution:	November 3, 2009
	Effective Date:	November 3, 2009
     1. Promise to Pay. FOR VALUE RECEIVED, Hiland Holdings GP, LP, a Delaware limited partnership, with offices located at 205 West Maple, Suite 1100, Enid, Oklahoma 73701 (“Borrower”), promises to pay to the order of Harold Hamm, whose office is located at 302 North Independence, Suite 1500, Enid, Oklahoma 73701, and/or his successors and assigns (“Lender”), or at such place as Lender may from time to time designate in writing, in lawful money of the United States of America, and in immediately available funds, the sum of One Million Five Hundred Thousand Dollars ($1,500,000), together with all other amounts added thereto pursuant to this Note (the “Loan”) (or so much thereof as may from time to time be outstanding) together with interest thereon as set forth in this Promissory Note (this “Note”).
     This Note and all other documents evidencing or securing the Loan executed in connection with the Loan, and any modification, renewal, or extension of any of the foregoing are collectively the “Loan Documents”.
     This is a term note and does not have a re-advance feature.
     2. Principal and Interest; Default Interest Rate; Lawful Rate of Interest.
          (a) Interest Rate. As long as no Event of Default exists, interest shall accrue on the principal balance hereof from time to time outstanding and Borrower shall pay interest thereon at a Rate (the “Interest Rate”) equal to a floating rate per annum equal to the national prime rate as published in The Wall Street Journal, Eastern Edition (the “National Prime Rate”), plus one percent (1%) but in no event shall the Interest Rate be less than five percent (5%). The Interest Rate shall be adjusted daily, or when changes occur in the National Prime Rate. Interest shall accrue daily on the basis of a three hundred sixty (360) day year and charged for the actual number of days elapsed.
          (b) Default Interest Rate. On the occurrence and during the continuation of an Event of Default, interest shall be payable on the unpaid principal balance under this Note at a rate equal to the National Prime Rate plus seven percent (7%) (the “Default Rate”).
          (c) Lawful Rate of Interest. In no event whatsoever shall the amount of interest contracted, charged, paid or agreed to be paid to Lender pursuant to this Note or any of the Loan Documents exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note and the other Loan Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable (the “Excess Interest”), then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Lender shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the principal of the Loan (whether or not due and payable), and not to the payment of interest, or refunded to Borrower if the Loan has been paid in full. Neither Borrower nor endorser shall have any action against Lender for any damages whatsoever arising out of the payment, contracting, charging for or collection of any Excess Interest.
     3. (a) Principal and Interest Payments. Borrower shall pay in full the outstanding principal balance and all unpaid interest on the Maturity Date. Interest shall be calculated based on a 360-day year and charged for the actual number of days elapsed. All payments shall be applied in accordance with this Note. By acceptance of this Note and the making of the Loan to Borrower, Lender acknowledges that payment of this Note is subordinate to the repayment by Borrower of that certain loan from Borrower payable to The Security National Bank of Enid (“SNB”) in the original principal amount of $3,000,000 dated as of August 7, 2009 (the “SNB Loan”). Lender agrees until the SNB Loan has been paid in full, Lender shall not accept any principal or interest payments from Borrower on the Loan evidenced hereby. The foregoing two sentences are solely for the purpose of defining the relative rights of SNB, on the one hand, and Lender, on the other hand, and nothing herein shall impair, as between the Borrower and the Lender, the obligation of the Borrower which is unconditional and absolute, to pay the principal, interest and Late Fees in accordance with this Note.
          (b) Application of Payments. All payments under this Note will be applied to as follows:
(i) First, to accrued interest due;
(ii) Second, to the outstanding principal balance;
(iii) Third, to any outstanding costs or fees including, but not limited to, service fees, wire fees, and collection costs Borrower is obligated to pay under this Note and the other Loan Documents; and
(iv) Fourth, to all outstanding Late Fees (defined below).
          (c) Maturity Date. The Loan shall be fully due and payable on or before December 31, 2009 (“Maturity Date”). Lender is under no obligation to renew this Term Note after the maturity thereof.
     4. Prepayment. Prepayment of this Note is permitted in whole or in part at any time, without penalty or premium.

     5. Creation of Security Interest.
          (a) Borrower grants and pledges to Lender a continuing security interest in all of Borrower’s right, title and interest in and to all of the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Loan:
          (i) all common units of Hiland Partners, LP, a Delaware limited partnership (the “Partnership”), owned by Borrower (the “Common Units”);
          (ii) all subordinated units of the Partnership owned by the Borrower (the “Subordinated Units”);
          (iii) all distributions (whether made in cash, instruments, income, securities or other property), dividends, cash, securities, instruments and other property now or hereafter received, receivable or otherwise made with respect to, in substitution for, or in exchange for the Common Units or the Subordinated Units, including interim distributions, returns of capital, loan repayments, and payments made in (or proceeds received from any) liquidation of the Partnership; and
          (iv) all proceeds of all or any of the foregoing, in whatever form.
          (b) The security interest in the Collateral created hereunder is subordinate to the security interest in the Collateral granted by Borrower pursuant to that certain Pledge Agreement dated August 7, 2009 by Borrower in favor of The Security National Bank of Enid, to secure Borrower’s obligations under that certain First Amended and Restated Senior Secured Credit Agreement dated as of August 7, 2009 between Hiland Holdings GP, LP, as borrower, and The Security National Bank of Enid, as lender (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”).
          (c) Borrower hereby confirms that by signing this Note, Borrower has authenticated this Note, within the meaning of Section 9 of the Uniform Commercial Code of the State of Oklahoma. This Note shall constitute full authorization in favor of Lender to file appropriate financing statements, initial or “in lieu” financing statements, continuation statements, and statements of amendment, with or without Borrower’s signature, as may be necessary or advisable to perfect and maintain the perfection and priority of the security interest granted to Lender in this Note. Any such financing statements, continuation statements or amendments may be signed by Lender on Borrower’s behalf.
     6. Event of Default and Remedies.
          (a) Event of Default. An “Event of Default” under this Note means the occurrence of any of the following:
          (i) the failure to pay any payment as and when required under this Note;

          or
          (ii) the occurrence of an Event of Default (as such term is defined in the Senior Credit Agreement) pursuant to either Section 6.01(c) or Section 6.01(e) of the Senior Credit Agreement.
          (b) Remedies. On and during the occurrence of an Event of Default: (i) interest shall accrue at the Default Rate; (ii) Lender may, at its option and without notice (such notice being expressly waived), declare the Loan immediately due and payable; and (iii) Lender may pursue all rights and remedies available under all other Loan Documents. Lender’s rights, remedies, and powers, as provided in this Note and the other Loan Documents, are cumulative and concurrent, and may be pursued singly, successively, or together against Borrower, the security described in the Loan Documents, and all other security given at any time to secure the payment of this Note, all at the sole discretion of Lender. Additionally, Lender may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained in this Note, all in Lender’s sole discretion. Failure of Lender, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of Default. No course of dealing between Borrower and Lender or any delay on the part of Lender in exercising any rights under this Note shall operate as a waiver of any rights of Lender.
     If any attorney is engaged: (i) to collect the Loan or any sums due under the Loan Documents, whether or not legal proceedings are thereafter instituted by Lender; (ii) to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Note; (iii) to protect the liens and security interests; (iv) to foreclose on the collateral under the Loan Documents; (v) to represent Lender in any other proceedings whatsoever in connection with any of the Loan Documents including, without limitation, post judgment proceedings to enforce any judgment related to the Loan Documents and probate proceedings; or (vi) in connection with seeking an out-of-court workout or settlement of any of the foregoing, then Borrower shall pay to Lender all reasonable costs, attorneys’ fees, and expenses in connection therewith, in addition to all other amounts due under this Note.
     7. Late Fees. If payments of principal or interest, or any other amount under the Note or other Loan Documents are not timely made or remain overdue for a period of ten (10) days, Borrower, without notice or demand by Lender, promptly shall pay in addition to any other amounts due hereunder an amount (“Late Fee”) equal to five percent (5.0%) of each delinquent payment.
     8. Waiver. Borrower, for itself and all endorsers, and sureties of this Note, and their heirs, successors, assigns, and legal representatives, waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that their respective liability shall be unconditional and without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender. Borrower, for itself and all endorsers, and sureties of this Note, and their heirs, legal representatives, successors, and assigns, consents to every extension of time, renewal, waiver, or modification that may be granted by Lender with respect to the payment or other provisions of this Note, and to the release of any makers, endorsers, or sureties, and of any collateral given to secure the payment of this Note, or any part of this Note, with or without substitution, and agrees that additional makers, endorsers, or sureties may become parties to this Note without notice to Borrower or to any endorser, or surety, and without affecting the liability of any of them.
     9. Evidence of Indebtedness. This Note is given and accepted as evidence of indebtedness only and not in payment or satisfaction of any indebtedness or obligation.
     10. Choice of Law, Jurisdiction, and Venue. This Note shall be deemed to have been made and executed in the State of Oklahoma, and this Note shall be interpreted, construed, and enforced in accordance with the laws of the State of Oklahoma without regard to the principles of conflict of laws.
     BORROWER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY, OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS NOTE SHALL BE LITIGATED, AT LENDER’S SOLE DISCRETION AND ELECTION, IN COURTS HAVING A SITUS WITHIN THE STATE OF OKLAHOMA. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN SAID STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY LENDER ON THE LOAN DOCUMENTS IN ACCORDANCE WITH THIS PARAGRAPH.
     11. Severability. If one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained in this Note.
     12. Modification. This Note shall not be modified, amended, changed, terminated, supplemented, or any term or condition hereof waived except in writing signed by Borrower and Lender.
     13. Assignment. Borrower shall not assign its obligations under this Note without the express written consent of Lender. Lender, however, may assign, transfer, pledge or sell its interest in this Note. On notification of such assignment, Borrower shall remit any payments due hereunder directly to the address of the assignee set forth on the notification.
     14. Headings. Headings are for convenience of reference only and shall not be deemed to modify, explain, enlarge, or restrict any of the provisions of this Note.

     15. Notices. Notices shall be given under this Note at the addresses of the parties shown above by first class mail, postage prepaid, or by overnight delivery.
     16. Joint and Several Obligations. The obligations of Borrower under this Note are joint and several obligations of Borrower and of each Borrower, if more than one, and of each Borrower’s heirs, personal representatives, successors, and assigns, provided nothing in this Note shall be deemed consent to any assignment restricted or prohibited by the Loan Documents.
     17. Time of Essence. Time is of the essence on this Note and the performance of each of the covenants and agreements in the Note.
     18. Sale of Loan. Lender, at any time and without the consent of Borrower, may grant participations in or sell, transfer, assign, and convey all or any portion of its right, title, and interest in and to the Loan, this Note and the other Loan Documents, any guaranties given in connection with the Loan, and any collateral given to secure the Loan. If Lender sells, transfers, conveys, or assigns all of Lender’s right, title, and interest in this Note or the Loan, Lender shall give notice thereof to Borrower and Lender shall thereon be released from liability and obligations of Lender under this Note and under all other transferred Loan Documents from and after the date of such transfer; provided such transferee agrees to be bound by the obligations of Lender thereunder. Notice to Borrower shall not be required for any partial sale, transfer, assignment, or conveyance of this Note.
     19. Jury Trial Waiver. BORROWER, AND HOLDER BY ITS ACCEPTANCE OF THIS NOTE, HEREBY WAIVE THEIR RESTRICTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY BORROWER AND BY LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER HOLDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OR TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER AND LENDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT COUNSEL.
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     In witness whereof, the undersigned has executed this Note or has caused the same to be executed by its duly authorized representative as of the date above first written.

Lender:

/s/ Harold Hamm

Harold Hamm

Borrower:

HILAND HOLDINGS GP, LP, a Delaware limited partnership

By:	Hiland Partners GP Holdings, LLC, its general partner

By:	/s/ Matthew S. Harrison

Name:	Matthew S. Harrison
Title:	Vice President-Finance, Chief Financial Officer and Secretary